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                                                                    EXHIBIT 10.8

                            MAXUS ENERGY CORPORATION

                           SUPPLEMENTAL SAVINGS PLAN



                (AS AMENDED AND RESTATED EFFECTIVE JUNE 8, 1995)

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         The Maxus Energy Corporation Supplemental Savings Plan, formerly named the Employee Shareholding and Investment Supplemental Benefits Plan (the "Plan"), an unfunded, nonqualified deferred compensation plan originally adopted in 1976, is hereby amended and restated effective as of June 8, 1995.

1.       Purpose

         The purpose of the Plan is to provide additional benefits for certain highly compensated employees of Maxus Energy Corporation, a Delaware corporation, and its subsidiaries (the "Corporation").

2.       Definitions The following definitions are used throughout the Plan.

         (a) "Actuarial Equivalent" means a form of benefit under which the aggregate payments expected to be received are equal in value to the aggregate payments expected to be received under a different form of benefit using the following assumptions:

                           Mortality table: 1984 Unisex Pension

                           Interest rate: If the Participant (or his eligible spouse) is eligible to elect the lump sum payment option under the Career Average Plan, then the interest rate shall be the same interest rate assumption which would be used in calculating a lump sum payment for such person under the Career Average Plan; otherwise, the interest rate shall be the Applicable Rate or such other rate as may





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                           be established by the Board.

       The foregoing actuarial assumptions may be changed from time to time by amendment to the Plan. The Actuarial Equivalent of a Participant's or an eligible spouse's benefit under this Plan shall be computed under the actuarial assumptions in effect on the date the payment of such benefit is made.

         (b) "Applicable Rate" means an annual rate of interest equal to 120% of the interest rate set by the Pension Benefit Guaranty Corporation to value immediate annuities for single employer pension plans in effect at the beginning of the Plan Year.

         (c) "Benefits Committee" means the committee appointed by the Chairman of the Board from time to time to administer the Corporation's retirement benefit programs.

         (d) "Board" means the Board of Directors of the Corporation or the Compensation Committee of such Board of Directors.

         (e) "Career Average Plan" means the Maxus Energy Corporation Career Average Retirement Income Plan which is sponsored by the Corporation and is intended to qualify under Section 401(a) of the Code.

         (f) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         (g) "Corporate Account" means an account into which contributions of the Corporation have been credited and which is credited with interest at the Applicable Rate, compounded daily, until the account has been fully distributed to the Participant.

         (h)  "Earnings" means a Participant's base salary.  Bonuses,





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commissions and any other remuneration of any kind paid to a Participant shall be excluded from the computation of Earnings. In the case of a Participant receiving benefits under the Corporation's salary continuation plan, Earnings shall include payments the Participant receives under such plan in lieu of salary.

         (i) "Participant" means an employee of the Corporation meeting the eligibility requirements of Section 3 of the Plan. The term "Participant" shall include the beneficiary or eligible spouse of a deceased Participant.

         (j) "Participant Account" means an account into which deferred Earnings of a Participant have been credited and which is credited with interest at the Applicable Rate, compounded daily, or such other rate as may be established by the Board until the account has been fully distributed to such Participant.

         (k)  "Pension Benefit" has the meaning set forth in Section 5.

         (l)  "Plan Year" means the calendar year.

         (m) "Reduced Savings Plan Benefit" means, for any Plan Year, the amount by which (i) six percent (6%) of the Participant's Earnings during such Plan Year, exceeds (ii) the maximum employer matching contribution permitted under the Savings Plan during such Plan Year as a result of the limitations under the Code.

         (n) "Savings Plan" means the Employee Savings Plan sponsored by the Corporation.

3.       Eligibility

         An exempt employee of the Corporation or of any operating





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subsidiary of the Corporation who is eligible to participate in the Savings
Plan for any plan year of the Savings Plan and who has been designated a grade 10 (or the equivalent thereof) or higher grade for the same plan year of the Savings Plan shall be eligible to participate in the Plan. Once an employee has become a Participant, he will not lose eligibility to participate in the Plan merely because he is reclassified to a lower grade level.

4.       Savings Plan Supplemental Award

         If a Participant has a Reduced Savings Plan Benefit for any Plan Year, such Participant's Corporate Account shall be credited with an amount equal to the amount of the Reduced Savings Plan Benefit of the Participant for such Plan Year.

5.       Deferred Earnings

         A Participant may elect, in accordance with procedures established by the Benefits Committee, to defer under this Plan a portion of his Earnings for a Plan Year. The amount of Earnings which a Participant may elect to defer during a Plan Year shall be equal to the amount by which:

         (a) the amount of before-tax contributions which such Participant elected to contribute to the Savings Plan during such Plan Year, exceeds

         (b) the maximum amount of before-tax contributions which such Participant is permitted to make to the Savings Plan during such Plan Year as a result of the limitations under Code Sections 401(a)(17), 401(k), 402(g) and 415.

         A Participant's deferrals of Earnings under this Plan shall be credited to his Participant Account.

         A Participant who is eligible to receive a benefit under the





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Career Average Plan shall be entitled to receive a supplemental pension benefit
(the "Pension Benefit") under the Plan in an amount equal to the excess, if any, of (i) over (ii), where:

         (i) equals the aggregate amount of monthly income that would be payable to the Participant under the Career Average Plan (as computed without the maximum benefit limitations under Code Section 415 or any limitations imposed as a consequence of applying the annual compensation cap set forth in Section 401(a)(17) of the Code (adjusted for changes in the cost of living as provided in Section 401(a)(17) of the Code and 415(d) of the Code) if the Participant's deferrals of Earnings pursuant to this Section for any year were included in the Participant's compensation as reported on Internal Revenue Service Form W-2 for such year; and

         (ii) equals the aggregate amount of monthly income that is actually payable to the Participant under the Career Average Plan, the Maxus Energy Corporation Supplemental Executive Retirement Plan and the Maxus Energy Corporation Excess Benefits Plan.

6.       Treatment of Stock Units

         If and to the extent a Participant was credited with "Stock Units" (as defined below) in his Corporate and/or Participant Accounts as of June 8, 1995, such Participant's Corporate and Participant Accounts, respectively, will be credited as of that date with an amount equal to the number of Stock Units credited to such Account on June 8, 1995 times $5.50. As used herein, the term "Stock Unit" shall have the meaning assigned to that term in the Plan as in effect immediately prior to this amendment and restatement.

7.       Vesting

         Subject to the rights of general creditors as set forth in Section 11 and the right of the Corporation to discontinue the Plan as provided in Section 13(c), a Participant shall:





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         (a) be vested in his Corporate Accounts to the same extent as such
Participant is vested in matching contributions of the Corporation under the Savings Plan;

         (b) be vested in his Pension Benefit to the same extent as such Participant is vested in his accrued benefit under the Career Average Plan; and

         (c) at all times be fully vested and have a nonforfeitable interest in his Participant Accounts.

8.       Commencement of Benefits

         The vested Corporate Accounts, vested Pension Benefit, and the Participant Accounts payable to a Participant under this Plan shall be paid within 30 days following the date the Participant terminates employment for any reason. A Participant may not elect to borrow or withdraw from the Plan any portion of the benefits provided under this Plan.

9.       Form of Benefits

         (a) A Participant's Corporate Account and Participant Account shall be paid in a single lump sum cash payment.

         (b) A Participant's Pension Benefit shall be paid in the form of a lump sum payment which is the Actuarial Equivalent of a monthly life annuity in the amount of the Pension Benefit beginning when the Participant reaches age 62 and continuing for the remaining life expectancy of the Participant.

10.      Death Benefits

         If a Participant who is entitled to receive a benefit under the Plan dies before terminating his employment with the Corpora-





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tion:

         (a) The amount of his Corporate Account and Participant Account shall be paid to the person or persons (including his estate) who are recognized as his beneficiary under the Savings Plan for purposes of the Savings Plan benefit within 30 days following the date of the Participant's death; and

         (b) The Participant's eligible spouse, if any, under the Career Average Plan shall be paid within 30 days following the date of the Participant's death a lump sum amount which is the Actuarial Equivalent of a monthly life annuity beginning on the earliest date at which such an annuity could begin for such eligible spouse under the Career Average Plan and continuing for the remaining life expectancy of such eligible spouse in the amount of the Participant's Pension Benefit (reduced as describe below). In calculating such lump sum, the Pension Benefit shall first be reduced by any and all factors or adjustments, if any, that would be used under the Career Average Plan to adjust the monthly single life annuity amount of the Participant to a 50% monthly life annuity for the eligible spouse that begins on the earliest date at which a life annuity could begin for such eligible spouse.

11.      Funding of Benefits

         (a) The Plan shall be unfunded. All benefits payable under the Plan shall be paid from the Corporation's general assets, and nothing contained in the Plan shall require the Corporation to set aside or hold in trust any funds for the benefit of a Participant, who shall have the status of a general unsecured creditor with respect to the Corporation's obligation to make payments under the Plan. Any funds of the Corporation available to pay benefits under the Plan shall be subject to the claims of general creditors of the Corporation and may be used for any purpose by the Corporation.

         (b) Notwithstanding the provisions of subsection (a), the Corporation may, at the direction and in the absolute discretion of the Benefits Committee, transfer to the trustee of one or more





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irrevocable trusts established for the benefit of one or more Participants assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust shall at all times be subject to the claims of general unsecured creditors of the Corporation, and no Participant shall at any time have a prior claim to such assets.

12.      Administration of the Plan

         The Benefits Committee shall administer the Plan and shall keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Benefits Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Benefits Committee deems desirable to carry the Plan into effect. The powers and duties of the Benefits Committee shall include, without limitation, the following:

         (a) Determining the amount of benefits payable to Participants and authorizing and directing the Corporation with respect to the payment of benefits under the Plan;

         (b) Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulations of the Plan as are not inconsistent with the terms of the Plan; and





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         (c)  Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan.

         Any action taken or determination made by the Benefits Committee shall be conclusive on all parties. No member of the Benefits Committee shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Benefits Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Board.

         13. Miscellaneous

         (a) Nothing in the Plan shall confer upon a Participant the right to continue in the employ of the Corporation or an affiliate of the Corporation or shall limit or restrict the right of the Corporation or any affiliate to terminate the employment of a Participant at any time with or without cause.

         (b) Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

         (c) The Plan may be amended at any time by the Benefits Committee provided such amendment does not have the effect of


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increasing, directly or indirectly, the benefit of any Participant.  The Plan may also be amended or terminated by the Board at any time, and any amendment adopted by the Board shall supersede any prior or later amendment adopted by the Benefits Committee that is inconsistent with the action of the Board. No amendment shall have the effect of decreasing a Participant's accrued benefit. However, if the Board determines that payments under the Plan would have a material adverse effect on the Corporation's ability to carry on its business, the Board may suspend such payments for such time as in its absolute discretion it deems advisable.

         (d) The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, if it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3 (2) of ERISA which is not so exempt, the Plan shall terminate and no further benefits shall accrue hereunder.

         (e) The Corporation shall have the right to deduct any taxes required by law to be withheld from all amounts paid pursuant to the Plan.

         (f) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the





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remaining provisions shall nevertheless continue to full force and effect without being impaired or invalidated in any way.

         (g) The Plan shall be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the law of the State of Texas.

         (h) Nothing herein is intended to nor shall be construed to reduce the amount of any Participant's benefit accrued under the Plan as of June 8, 1995.

         IN WITNESS WHEREOF, the Corporation has caused this amended and restated Plan to be executed in its name by its duly authorized officers effective as of the 8th day of June, 1995.

                                        MAXUS ENERGY CORPORATION



                                        By: /s/ W. Mark Miller
                                           --------------------------------


ATTEST:


/s/ H. R. Smith
--------------------------------
H. R. Smith, Secretary





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